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                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



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                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the

                       THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 15, 1997


                          BUTLER MANUFACTURING COMPANY

                          BMA Tower - Penn Valley Park
                             Post Office Box 419917
                        Kansas City, Missouri 64141-0917
                              Phone (816) 968-3000

                      Incorporated in the State of Delaware

                          Commission File No. 001-12335

                I.R.S. Employer Identification Number: 44-0188420




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Item 4.           Changes In Registrant's Certifying Accountant.

         On April 15, 1997, the Audit Committee of the Board of Directors of the Butler Manufacturing Company (the "Company"), chose to engage Arthur Andersen L.L.P. ("AA") as independent accountants to audit the financial statements of the Company for the year ending December 31, 1997, rather than to reengage KPMG Peat Marwick, LLP ("KPMG").
 KPMG was the accounting firm that conducted the audit and that reported on the Company's financial statements for the year ended December 31, 1996, and years prior thereto. It is contemplated that KPMG will continue to audit the financial statements of Butler Buildings Systems, Ltd. ("BBS"), for the year ending December 31, 1997. BBS is the Company's United Kingdom subsidiary, which is not a "significant subsidiary" within the meaning of Item 304 of Regulation S-K.

         The reports of KPMG for the past two years contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, during the two most recent fiscal years and interim period subsequent to December 31, 1996, there have been no disagreements between the Company and KPMG with respect to any matters referred to in Item 304(a)(1)(iv) of Regulation S-K, and no events referred to in Item 304(a)(1)(v) of Regulation S-K.

         The Company has not consulted with AA during the Company's two most recent fiscal years and interim period with respect to any of the matters referred to in item 304(a)(2) of Regulation S-K.

Item 7.           Financial Statements and Exhibits.

(a) - (b) Not Applicable.

(c)      Exhibits.

         16.1 Letter from KPMG Peat Marwick LLP to the Securities and Exchange Commission dated April 21, 1997.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            BUTLER MANUFACTURING COMPANY


Date:    4-22-97                                      s/ John H. Holland
                                       By:
                                            Name:     John J. Holland
                                            Title:    Vice President - Finance
                                                      Chief Financial Officer


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                                  EXHIBIT INDEX

     Exhibit No.                                      Description

     16.1 Letter from KPMG Peat Marwick L.L.P. to the Securities and Exchange Commission dated April 21, 1997.


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